                                 EXHIBIT 11.1


               Statement re: computation of per share earnings.

                 DIAGNOSTIC HEALTH SERVICES, INC. & SUBSIDIARIES
                               Earnings Per Share
                                December 31, 1996

                                                                       Total Issue  Primary                     Fully Diluted
                                                                Date    # Shares    Wtd. Avg.                     Wtd. Avg.
                                                              ---------------------------------------------------------------
Shares issued January 1, 1996                                   1/1/96  5,206,361   5,206,361
Treasury Shares                                                 1/1/96   (233,259)   (233,259)
NPE / PEDI Acquisition                                          1/1/96     85,200      85,200
Secondary Offering                                             6/12/96  2,555,000   1,410,137
Options Exercised                                              6/27/96        125          64
Options Exercised                                              6/27/96      1,000         511
CCI Acquisition                                                6/28/96     22,785      11,579
CCI Debt Conversion                                            6/28/96     26,861      13,651
Secondary Offering Over Allotment                               7/5/96    400,000     195,628
Alpha Contingent                                              10/10/96     24,118       5,403
Medmark Contingent                                            10/10/96     23,810       5,334
MDI Warrants Exercised                                        10/18/96      2,554         516
Reliascan Contingent                                          10/31/96     12,903       2,151
DDI Acquisition                                                11/1/96     39,521       6,479
MDI Warrants Exercised                                         12/3/96        524          40
                                                -----------------------------------------------------------------------------
Shares Outstanding                                            12/31/96  8,167,503   6,709,795                      6,709,795
Common Stock Equivalents (See Schedule)                                             1,028,619                      1,364,671
                                                                                   ----------                    -----------
Primary weighted average shares                                                     7,738,414                      8,074,466
                                                                                   ==========
Fully diluted:
--------------
Cardio/HDI contingent                                           22,222
Reliascan contingent ($1.9375/share)                            12,903
Medmark contingent ($1.75/share)                                23,810
                                                                ------
                                                                58,935                                                 58,935
                                                                ------                                             ----------
Fully diluted weighted average shares                                                                               8,133,401
                                                                                                                   ==========
December 31, 1996 Net Income                                                        $2,459,083                     $2,459,083
Less preferred stock dividend                                                               (6)                            (6)
                                                                                    ----------                     ----------
Common stock earnings                                                               $2,459,077                     $2,459,077
                                                                                    ==========                     ==========
Earnings Per Share                                                                     $0.3178                        $0.3023
                                                                                    ==========                     ==========
                                                   Schedule of Common Stock Equivalents
                                                   ------------------------------------
    Closing price at end of period                  8.0000                                                 Primary   Fully D.
           Average share price during period        6.7310                          Primary     Fully D.     Net        Net
                                                              Exercise    Assumed  Treas. Shs. Treas. Shs.   Add'l     Add'l
         Stock options & warrants:                  Number      Price     Proceeds  Acquired    Acquired    Shares     Shares
-----------------------------------------------------------------------------------------------------------------------------
Public warrants                                   1,375,000     6.2500   8,593,750  1,276,742  1,074,219    98,258    300,781
Shares included in Underwriter's Warrants           158,075     5.5300     874,155    129,870    109,269    28,205     48,806
Warrants included in Underwriter's Warrants         158,075     7.5000           0          0          0         0          0
Private Option (Grossman)                            49,693     2.2100     109,822     16,316     13,728    33,377     35,965
ISO's Round #1                                       71,150     2.2100     157,242     23,361     19,655    47,789     51,495
Non-Qual. Round #1                                  304,935     2.2100     673,906    100,120     84,238   204,815    220,697
Kirker Non-Qual. #1                                   3,000     2.6250       7,875      1,170        984     1,830      2,016
Pena Non-Qual. #2                                     2,000     2.6250       5,250        780        656     1,220      1,344
Nosnik #1 Non-Qual.                                   8,000     1.8400      14,720      2,187      1,840     5,813      6,160
ISO's Round #2                                       31,500     0.9375      29,531      4,387      3,691    27,113     27,809
Non-Qual. Round #2                                  173,000     0.9375     162,188     24,096     20,273   148,904    152,727
Warrants (MDI Purchase)                              71,922     3.0000     215,766     32,056     26,971    39,866     44,951
Warrants (Post-MDI)                                  22,000     3.0000      66,000      9,805      8,250    12,195     13,750
Non-Qual. Round #3                                  200,000     1.6875     337,500     50,141     42,188   149,859    157,813
ISO's Round #3                                       60,500     1.9375     117,219     17,415     14,652    43,085     45,848
Non-Qual. Round #4                                  133,000     1.9375     257,688     38,284     32,211    94,716    100,789
Non-Qual Round #5                                    28,875     4.2500     122,719     18,232     15,340    10,643     13,535
Non-Qual Round #6                                   130,000     4.2500     552,500     82,083     69,063    47,917     60,938
Nosnik #2 Non-Qual.                                  60,000     5.2500     315,000     46,798     39,375    13,202     20,625
Non-Qual Round #7                                     7,000     5.3750      37,625      5,590      4,703     1,410      2,297
Non-Qual Round #8                                    48,000     6.2500     300,000     44,570     37,500     3,430     10,500
Bridge Warrants                                     100,000     6.2500     625,000     92,854     78,125     7,146     21,875
ISO's Round #4                                       61,750     6.2500     385,938     57,337     48,242     4,413     13,508
Non-Qual Round #9                                    47,750     6.2500     298,438     44,338     37,305     3,412     10,445
Bondurant & Dennis ISOs                               5,000     7.5000           0          0          0         0          0
==============================================================================================================================
Total Common Stock Equivalents                    3,310,225                                              1,028,619  1,364,671
==============================================================================================================================